Exhibit 1.1

Execution Version

YETI HOLDINGS, INC.

(a Delaware corporation)

15,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: February 18, 2020

YETI HOLDINGS, INC.

(a Delaware corporation)

15,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

February 18, 2020

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

YETI Holdings, Inc., a Delaware corporation (the “Company”), and the persons listed in Schedule B hereto (the “Selling Stockholders”), confirm their respective agreement(s) with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof, and to the extent there is only a single underwriter, the term “Underwriters” shall be deemed to refer to the single Underwriter, mutatis mutandis), with respect to (i) the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,250,000 additional shares of Common Stock. The aforesaid 15,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,250,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-236475) covering the public offering and sale of the Securities under the Securities Act of 1933 (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities and as filed pursuant to Rule 424(b), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-2 under the 1933 Act, is referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:30 A.M., New York City time, on February 18, 2020 or such other time as agreed by the Company and the Underwriters.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors in connection with the offer and sale of the Securities undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.                      Representations and Warranties.

(a)          Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and the Applicable Time, and agrees with each Underwriter, as follows:

(i)                        Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 with respect to the offering and sale of the Securities under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto became effective when filed with the Commission under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to, or to be delivered to, the Underwriters for use in connection with this offering was or will be, as applicable, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)                      Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, when considered together with the Registration Statement, at the Applicable Time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, when considered together with the Prospectus, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any post-effective amendment thereto), the General Disclosure Package, any Issuer Limited Use Free Writing Prospectus, any Written Testing-the-Waters Communication or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein. For purposes of this Agreement, as of the date of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions, Discounts and Expenses,” the information in the second and third paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

 (iii)                    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Prospectus, or any preliminary prospectus that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation the legending requirements, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)                     Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act, if any (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v)                       Testing-the-Waters Materials. The Company has not (A) alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule E hereto.

(vi)                     Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii)                   [Reserved.]

(viii)                 Independent Accountants. Grant Thornton LLP, the accountants who audited the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(ix)                     Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules, if any, and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments as permitted by the applicable rules of the Commission). The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent, in all material respects, with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations or the 1934 Act. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)                       No Material Adverse Change in Business. Except as otherwise stated in the General Disclosure Package or Prospectus, since the respective dates as of which information is given therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or the Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and the Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xi)                     Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xii)                   Good Standing of Subsidiaries. Each of YETI Coolers, LLC, a Delaware limited liability company, and YETI Custom Drinkware, LLC, a Delaware limited liability company (together, the “Subsidiaries”), has been duly organized and is validly existing in good standing under the laws of the State of Delaware, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except to the extent any such security interest, mortgage, pledge, lien encumbrance or claim would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the outstanding equity interests of either of the Subsidiaries were issued in violation of the preemptive or similar rights of any equity holder of such Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(xiii)                 Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiv)                 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv)                   Description of Securities. The Common Stock conforms in all material respects to Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xvi)                 Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or have been validly waived.

(xvii)               Absence of Violations, Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or the Subsidiaries is a party or by which it or the Subsidiaries may be bound or to which any of the properties or assets of the Company or the Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or the Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (x) the provisions of the organizational documents of the Company or the Subsidiaries or (y) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, with respect to clause (y), such violations as would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiaries.

(xviii)             Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal manufacturers, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xix)                 Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, to which the Company or any of the Subsidiaries is a party or to which any property of the Company or the Subsidiaries is the subject, that, individually or in the aggregate, if determined adversely to the Company or the Subsidiaries, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xx)                   Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

(xxi)                 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxii)               Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and the Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxiii)             Title to Property and Leases. The Company and the Subsidiaries do not own any real property. The Company and the Subsidiaries have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are securing the obligations of the Company under the Credit Agreement, dated as of May 19, 2016, by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended, (B) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (C) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or the Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxiv)             Possession of Intellectual Property. Except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and (B) neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Subsidiaries therein.

(xxv)               Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health with respect to Hazardous Materials (as defined below), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or the Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances caused by the Company or the Subsidiaries that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or the Subsidiaries relating to clean-up or remediation.

(xxvi)             Accounting Controls and Disclosure Controls. The Company maintains a system of internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission (the “1934 Act Regulations”) under the 1934 Act) and a system of internal accounting controls that are designed to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that material information required to be disclosed by the Company in the reports that if files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii)           Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii)         Payment of Taxes. The Company and the Subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings, as to which adequate reserves in accordance with GAAP have been established by the Company or for such payments that, if not paid, would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any taxable years not yet closed by the applicable statute of limitations are adequate to meet any assessments or re-assessments for additional income tax for any taxable years not yet closed by the applicable statute of limitations, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxix)             Insurance. The Company and the Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is adequate to conduct its business and the business of the Subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to carry such insurance would not reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire and (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxx)               Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940.

(xxxi)             Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any controlled affiliate of the Company, has taken, nor will the Company take or cause any controlled affiliate to take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of Regulation M under the 1934 Act.

(xxxii)           Foreign Corrupt Practices Act. None of the Company, the Subsidiaries, nor, to the knowledge of the Company, directors or officers, any controlled affiliates or employees of the Company or any agent or other person acting on behalf of the Company or the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiaries and, to the knowledge of the Company, the Company’s controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representation and warranty contained herein.

(xxxiii)         Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv)          OFAC. (A) None of the Company, the Subsidiaries, nor, to the knowledge of the Company, directors or officers, any controlled affiliates or employees of the Company or any agent or representative of the Company or of the Subsidiaries is an individual or entity (“Person”), currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or the Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and (B) for the past five years, the Company and the Subsidiaries have not knowingly engaged in, and are not, as of the date of this Agreement, knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxv)            Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvi)          No Rated Securities. The Company does not have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the 1934 Act).

(xxxvii)        ERISA Compliance. (A) The minimum funding standard under Sections 412 and 430 of the Internal Revenue Code of 1986, as amended (the “Code”) and Sections 302 and 303 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company, the Subsidiaries and their ERISA Affiliates (as defined below); (B) each of the Company and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (C) each pension plan and welfare plan established or maintained by the Company and the Subsidiaries is in compliance with the currently applicable provisions of ERISA; (D) the fair market value of the assets under each pension plan established or maintained by the Company and the Subsidiaries exceeds the present value of all benefits accrued under such pension plan (determined based on those assumptions used to fund such pension plan); (E) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any pension plan established or maintained by the Company and the Subsidiaries excluding transactions effected pursuant to a statutory or administrative exemption; and (F) none of the Company and the Subsidiaries has incurred or, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA (other than contributions to pension plans or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default); except, in each case with respect to clauses (A) through (F) hereof, as would not reasonably be expected to result in a Material Adverse Effect. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

(xxxviii)      Cybersecurity. (A)(x) To the Company’s knowledge, there has been no security breach or attack or other compromise of or relating to any of the Company’s and the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data, (B) the Company and the Subsidiaries have complied, and are presently in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (C) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices, except, in each case with respect to clauses (A) through (C) hereof, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)          Representations and Warranties by the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter and the Company as of the date hereof and as of the Applicable Time, and agrees with each Underwriter and the Company, as follows:

(i)                        Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this Section 1(b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto. For purposes of this Agreement, as of the date of this Agreement, the only information so furnished shall be the information in the preliminary prospectus under the caption “Selling Stockholders” and the Prospectus under the caption “Selling Stockholders,” solely to the extent that such information specifically relates to such Selling Stockholder (excluding percentages) (the “Selling Stockholder Information”). Such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or the Subsidiaries which is not set forth in the General Disclosure Package or the Prospectus.

(ii)                      Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii)                    Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Underwriters (the “Power of Attorney and Custody Agreement”), has been duly authorized, if applicable, executed and delivered by such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder.

(iv)                     Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) violate the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except for any such conflict, breach, violation, lien, charge, encumbrance, tax or default that would not, individually or in the aggregate, reasonably be expected to affect the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, the Custody Agreement and Power of Attorney (a “Selling Stockholder Material Adverse Effect”).

(v)                       Valid Title. Such Selling Stockholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder.

(vi)                     Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vii)                   Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of Regulation M under the 1934 Act.

(viii)                 OFAC. Such Selling Stockholder will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ix)                     Absence of Further Requirements. To the knowledge of such Selling Stockholder, no filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required to be made by each Selling Stockholder for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery by each Selling Stockholder of the Securities hereunder or the consummation by it of the transactions contemplated for it by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA; except, in each case, for such consents, approvals, authorizations, orders or qualifications as would not, individually or in the aggregate, reasonably be expected to have a Selling Stockholder Material Adverse Effect.

(x)                       No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), other than any Issuer General Use Free Writing Prospectus, each electronic road show and any other written communications approved in advance by the Company and the Underwriters, and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi)                     ERISA Compliance. Such Selling Stockholder is not (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Code, or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(c)                Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

SECTION 2.          Sale and Delivery to Underwriters; Closing.

(a)                Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder, at the price per share set forth in Schedule A hereto, that proportion of the number of Initial Securities set forth in Schedule B hereto opposite the name of such/the Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,250,000 shares of Common Stock, as set forth in Schedule B hereto, at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time within the 30-day period from time to time upon written notice by the Underwriters to the Company and the Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be later than seven business days after the exercise of said option, nor in any event prior to the date that is two full business days after such notice is provided (except in the event the Underwriters determine a Date of Delivery to occur at the Closing Time, in which case such notice must be provided on or before the business day immediately preceding the Closing Time). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                Payment. Payment of the purchase price for, and delivery of any certificates or security entitlements for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, or at such other place as shall be agreed upon by the Underwriters and the Company and the Selling Stockholders, at 9:00 A.M. (New York City time) on the second (third, if the Applicable Time is after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of any certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company and the Selling Stockholders, on each Date of Delivery as specified in the notice from the Underwriters to the Company and the Selling Stockholders.

Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by the Custodian pursuant to each Selling Stockholder’s Power of Attorney and Custody Agreement against delivery to the Underwriters for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Securities shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

SECTION 3.                      Covenants of the Company and the Selling Stockholders. The Company and each Selling Stockholder covenant with each Underwriter as follows:

(a)                Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and, at any time after the date hereof when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations would be) required by the 1933 Act to be delivered in connection with any sale by the Underwriters of the Securities (the “Prospectus Delivery Period”), will notify the Underwriters promptly, and confirm the notice in writing (which may be by electronic mail), (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission on the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. During the Prospectus Delivery Period, the Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use commercially reasonable efforts to prevent the issuance of any stop order or suspension of the Registration Statement and, if any such order is issued, use commercially reasonable efforts to promptly obtain the lifting thereof. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)                Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c)                Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge and upon request, copies of the signed Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                Blue Sky Qualifications. If required by applicable law, the Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may reasonably request and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                 Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                Listing. The Company will use its commercially reasonable efforts to maintain the listing of the Securities on the New York Stock Exchange.

(h)                Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise or vesting of an option or warrant or any other equity-based security or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock, options to purchase Common Stock, warrants or other equity-based securities issued pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing of a registration statement on Form S-8 or other appropriate forms, and any amendments thereto, as required by the 1933 Act, relating to the Common Stock or other equity-based securities issuable pursuant to the Company’s equity or other incentive plans or employee stock purchase plans, (F) shares of Common Stock issued in connection with mergers or acquisitions of businesses, entities, property or other assets, (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto) or pursuant to any employee benefit plan assumed by the Company in connection with any such merger or acquisition, (G) the issuance of shares of Common Stock, of restricted stock awards or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions, partnerships with experts or other talent to develop or provide content, equipment leasing arrangements or debt financing; provided that, in the case of clauses (F) and (G), (1) the aggregate number of restricted stock awards or shares of Common Stock, as applicable, issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such transactions does not exceed 10% of the aggregate number of shares of Common Stock outstanding immediately following the offering of the Securities pursuant to this Agreement and (2) the recipient of any such restricted stock awards, shares of Common Stock, options or other securities shall execute and deliver to the Underwriters an agreement substantially in the form of Exhibit A hereto for the period from date of such agreement until the end of the 60-day restricted period provided for in this Section 3(i) or (H) the establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act on or after the date hereof, provided that such plan does not provide for the transfer of shares of Common Stock during the 60-day restricted period and the establishment of such plan does not require or otherwise result in any public filing or other public announcement of such plan during the 60-day restricted period.

(i)                 Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(j)                 Issuer Free Writing Prospectuses. Each of the Company and each Selling Stockholder agrees that, unless it obtains the prior written consent of the Underwriters, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. Each of the Company and each Selling Stockholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k)                Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time at which such Written Testing-the-Waters Communication was made, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l)                 FinCEN Certificate. On or before the date of this Agreement, the Underwriters shall have received a properly completed and executed certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”), together with copies of identifying documentation, from the Company and each Selling Stockholder, in form and substance reasonably satisfactory to the Underwriters, and the Company and each Selling Stockholder undertakes to provide such additional supporting documentation as the Underwriters have requested or may reasonably request in connection with the verification of the foregoing certificate.

SECTION 4.                      Payment of Expenses.

(a)                Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the fees and expenses of any transfer agent or registrar for the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, provided that use of chartered aircraft and other transportation must receive prior approval of the Company, (vii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (provided that the aggregate amount of fees and disbursements of counsel to the Underwriters pursuant to clauses (iv) and (vii) of this Section 4(a) shall not to exceed $10,000) and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood, however, that except as provided in this Section 4, Section 7 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including, without limitation, fees and disbursements of their counsel and travel and lodging expenses of their representatives and employees, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(b)                Expenses of the Selling Stockholders. The Company will pay all reasonable expenses incident to the performance of each Selling Stockholder’s obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities by each Selling Stockholder to the Underwriters and its transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of one separate counsel for each of (a) Cortec Group Fund V, L.P. and its affiliates, collectively, and (b) Roy Seiders and Ryan Seiders and their affiliates, collectively.

(c)                Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a)(i) or (iii) hereof, the Company shall reimburse the Underwriters for all of their reasonable, documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d)                Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5.          [Reserved.]

SECTION 6.                      Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein or in certificates of any officer of the Company or the Subsidiaries or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information.

(b)                Opinion of Counsel for Company. At the Closing Time, the Underwriters shall have received the opinion and negative assurance statement, dated the Closing Time, of O’Melveny & Myers LLP counsel for the Company, in form and substance reasonably satisfactory to the Underwriters.

(c)                Opinion of Counsel for the Selling Stockholders. At the Closing Time, the Underwriters shall have received the opinions, dated the Closing Time, of counsels for the Selling Stockholders, in each case in form and substance reasonably satisfactory to the Underwriters.

(d)                Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the opinion and negative assurance statement, each dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(e)                Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of either of the Chief Executive Officer of the Company or the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect for the period from and including the date of this Agreement through and including the Closing Date, (ii) the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for such representations, warranties and statements or portions thereof that are qualified by materiality or a Material Adverse Effect, which shall be true and correct in all respects) with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements hereunder and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time in all material respects, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to his or her knowledge, threatened.

(f)                 [Reserved.]

(g)                Certificate of Selling Stockholders. At the Closing Time, the Underwriters shall have received a certificate of each Selling Stockholder or an Attorney-in-Fact on behalf of each Selling Stockholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder in this Agreement are true and correct in all material respects (except for such representations, warranties and statements or portions thereof that are qualified by materiality or a Material Adverse Effect, which shall be true and correct in all respects) with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Stockholder has complied with all agreements hereunder, in all material respects, and satisfied all conditions on its part to be performed under this Agreement at or prior to the Closing Time in all material respects.

(h)                Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Grant Thornton LLP, a letter, dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)                 Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from Grant Thornton LLP, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(h) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)                 [Reserved.]

(k)                No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l)                 Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(m)              Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company, the Subsidiaries and the Selling Stockholders hereunder shall be true and correct in all material respects (except for such representations, warranties and statements or portions thereof that are qualified by materiality or a Material Adverse Effect, which shall be true and correct in all respects) as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

(i)                        Officer’s Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(ii)                      [Reserved.]

(iii)                    Certificate of Selling Stockholders. A certificate, dated such Date of Delivery, of each Selling Stockholder or an Attorney-in-Fact on behalf of each Selling Stockholder confirming that the certificate delivered at the Closing Time pursuant to Section 6(g) hereof remains true and correct as of such Date of Delivery.

(iv)                     Opinion of Counsel for Company. If requested by the Underwriters, the opinion of O’Melveny & Myers LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(v)                       Opinion of Counsel for the Selling Stockholders. If requested by the Underwriters, the opinions of counsels for the Selling Stockholders, in each case in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(vi)                     Opinion of Counsel for Underwriters. If requested by the Underwriters, the opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(vii)                   Bring-down Comfort Letter. If requested by the Underwriters, a letter from Grant Thornton LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n)                Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(o)                Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, unless due to a result of a breach of this Agreement by any of the Underwriters, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 7, 8, 9, 17, 18 and 19 shall survive any such termination and remain in full force and effect and, if any Securities have been purchased hereunder, the representations and warranties in Section 1 shall survive any such termination and remain in full force and effect.

SECTION 7.          Indemnification.

(a)                Indemnification of Underwriters and Selling Stockholders. The Company agrees to indemnify and hold harmless each Underwriter and each Selling Stockholder, their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), each Underwriter’s selling agents and each person, if any, who controls any Underwriter or each Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                        against any and all loss, liability, claim, damage and reasonable and documented expense whatsoever, as incurred, arising out of (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                      against any and all loss, liability, claim, damage and reasonable and documented expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of, in the case of the Underwriters, the Company and the Selling Stockholder, and, in the case of the Selling Stockholder, the Company;

(iii)                    against any and all reasonable and documented out-of-pocket expenses, as incurred, including (a) the reasonable and documented fees and disbursements of counsel chosen by the Underwriters (provided however, that the Company shall not be liable for the expenses of more than one separate counsel in the aggregate for all Underwriters, in addition to any local counsel), in the case of the Underwriters, and (b) the reasonable and documented fees and disbursements of counsel chosen by the Selling Stockholders (provided however, that the Company shall not be liable for the expenses of more than one separate counsel in the aggregate for all Underwriters, in addition to any local counsel), which, for the avoidance of doubt, may be counsel other than the counsel chosen by the Underwriters, incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials, including any roadshow or investor presentation made to investors by the Company (whether in person or electronically), in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information, as applicable.

(b)                Indemnification of Underwriters by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), in reliance upon and in conformity with the Selling Stockholder Information; provided, further, that the liability under this Section 7(b) of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(c)                Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and reasonable and documented expense described in the indemnity contained in Section 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), in reliance upon and in conformity with the Underwriter Information.

(d)                Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such action or proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party that it seeks or intends to seek indemnity from the indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party and shall pay the reasonable and documented fees and expenses of such counsel related to such action or proceeding, as incurred. Without limiting the foregoing, in any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) if such counsel is acting as counsel to both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) if such counsel is acting as counsel to both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 8.                      Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section 8 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

SECTION 9.                      Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 10.      Termination of Agreement.

(a)                Termination. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriters, since the time of execution of this Agreement any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case of (i) and (ii) the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a general banking moratorium has been declared by either Federal or New York authorities.

(b)                Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 7, 8, 9, 17, 18 and 19 shall survive such termination and remain in full force and effect and, if any Securities have been purchased hereunder, the representations and warranties in Section 1 shall survive any such termination and remain in full force and effect.

SECTION 11.      Default by One or More of the Underwriters. If there is more than one Underwriter party to this Agreement and if one or more of such Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i)                        if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                      if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of a Date of Delivery that is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholders to sell the relevant Option Securities, as the case may be, (i) the Underwriters or (ii) the Company and the Selling Stockholders shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven business days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.                  Default by One or More of the Selling Stockholders. If the Selling Stockholders shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities that the Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Underwriters, by notice from the Underwriters to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 4, 7, 8, 9, 17, 18 and 19 shall remain in full force and effect and, if any Securities have been purchased hereunder, the representations and warranties in Section 1 shall survive any such termination and remain in full force and effect or (ii) elect to purchase the Securities that the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 12 shall relieve any Selling Stockholders so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 12, each of (i) the Underwriters and (ii) the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 13.                  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed (including by electronic mail) or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Syndicate Department

Facsimile: (646) 855-3073

Copy to ECM Legal

Facsimile: (212) 230-8730

Notices to the Company shall be directed to:

YETI Holdings, Inc.
7601 Southwest Parkway
Austin, Texas 78735
Attention: Bryan C. Barksdale

Email: legal@yeti.com

Copy to O’Melveny & Myers LLP

John-Paul Motley

400 South Hope St.

18th Floor

Los Angeles, CA 90071

Facsimile: (213) 430-6407

Email: jpmotley@omm.com

Notices to the Selling Stockholders shall be directed to:

David Schnadig

C/O Cortec Group Fund V, L.P.

140 East 45th Street

43rd Floor

New York, New York 10017

Attention: David Schnadig
Facsimile: (212) 682-4195

Email: Dschnadig@cortecgroup.com

Copy to O’Melveny & Myers LLP

John-Paul Motley

400 South Hope St.

18th Floor

Los Angeles, CA 90071

Facsimile: (213) 430-6407

Email: jpmotley@omm.com

SECTION 14.                  No Advisory or Fiduciary Relationship. Each of the Company and the Selling Stockholders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Subsidiaries or any Selling Stockholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Subsidiaries or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.                  Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16.                  Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.                  Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18.                  GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 19.                  Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 20.                  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21.                  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22.                  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

YETI HOLDINGS, INC.

By:	/s/ Paul Carbone
Name: Paul Carbone
Title: Senior Vice President and Chief Financial Officer

[Signature Page to YETI Holdings, Inc. Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Tucker Williamson
Authorized Signatory

[Signature Page to YETI Holdings, Inc. Underwriting Agreement]

STOCKHOLDER: CORTEC GROUP FUND V, L.P.

By: CORTEC MANAGEMENT V, LLC,
its general partner

By: CORTEC GROUP GP, LLC,
its manager

By:	/s/ David L. Schnadig
Name: David L. Schnadig
Title: Member

[Signature Page to YETI Holdings, Inc. Underwriting Agreement]

STOCKHOLDER: CORTEC GROUP FUND V (PARALLEL), L.P.

By: CORTEC MANAGEMENT V (CO-INVEST), LLC,
its general partner

By:	/s/ David. L. Schnadig
Name: David L. Schnadig
Title: Member

[Signature Page to YETI Holdings, Inc. Underwriting Agreement]

STOCKHOLDER: CORTEC CO-INVESTMENT FUND V, L.P.

By: CORTEC GROUP GP, LLC,
its manager

By:	/s/ David L. Schnadig
Name: David L. Schnadig
Title: Member

[Signature Page to YETI Holdings, Inc. Underwriting Agreement]

STOCKHOLDER: RJS ICE 2, LP

By: RJS ICE MANAGEMENT, LLC,
its general partner

By:	/s/ Roy J. Seiders
Name: Roy J. Seiders
Title: Manager

[Signature Page to YETI Holdings, Inc. Underwriting Agreement]

STOCKHOLDER: RRS ICE 2, LP

By: RRS ICE MANAGEMENT, LLC,
its general partner

By:	/s/ Ryan R. Seiders
Name: Ryan R. Seiders
Title: Manager

[Signature Page to YETI Holdings, Inc. Underwriting Agreement]

STOCKHOLDER: YHI CG GROUP INVESTORS, LLC

By: RDV CORPORATION
its manager

By:	/s/ Susan Valcq
Name: Susan Valcq
Title: Chief Financial Officer

[Signature Page to YETI Holdings, Inc. Underwriting Agreement]

STOCKHOLDER: JOHN T. MINER

By:	/s/ John T. Miner
Name: John T. Miner

[Signature Page to YETI Holdings, Inc. Underwriting Agreement]

STOCKHOLDER: ALLISON S. KLAZKIN

By:	/s/ Allison S. Klazkin
Name: Allison S. Klazkin

[Signature Page to YETI Holdings, Inc. Underwriting Agreement]

SCHEDULE A

As to each investor, the public offering price per share for the Securities shall be the price paid by such investor.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $31.85, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities	Maximum Number of Option Securities to be Sold
BofA Securities, Inc.	15,000,000	2,250,000
Total	15,000,000	2,250,000

Sch A-1

SCHEDULE B

	Number of Initial Securities To Be Sold	Maximum Number of Option Securities To Be Sold
Cortec Group Fund V, L.P.	10,401,887	1,560,281
Cortec Co-Investment Fund V, LLC	239,244	35,887
Cortec Group Fund V (Parallel), L.P.	635,937	95,391
RJS ICE 2, LP	1,142,350	171,353
RRS ICE 2, LP	1,941,783	291,267
YHI CG Group Investors, LLC	635,937	95,391
John T. Miner	1,272	191
Allison S. Klazkin	1,590	239
Total	15,000,000	2,250,000

Sch B - 1

SCHEDULE C-1

Pricing Terms

1.       The Selling Stockholders are selling 15,000,000 shares of Common Stock in the aggregate.

2.       The Selling Stockholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,250,000 shares of Common Stock.

3.        As to each investor, the price per share for the Securities shall be the price paid by such investor.

Sch C - 1

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch C - 1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Allison S. Klazkin

Bryan Barksdale

Cortec Co-Investment Fund V, LLC

Cortec Group Fund V (Parallel), L.P.

Cortec Group Fund V, L.P.

David L. Schnadig

Dustan E. McCoy

Hollie Castro

Jeffrey A. Lipsitz

John T. Miner

Kirk A. Zambetti

Matthew J. Reintjes

Michael E. Najjar

Paul Carbone

RJS Ice 2, L.P.

Robert O. Murdock

Robert K. Shearer

Roy J. Seiders

RRS Ice 2, L.P.

Ryan R. Seiders

YHI CG Group INVESTORS, LLC (RDV Corp.)

Mary Lou Kelley

Frank D. Gibeau

Sch D - 1

SCHEDULE E

Written Testing-the-Waters Communications

None.

Sch E - 1

Exhibit A

Form of lock-up from directors, officers or other stockholders pursuant to Section 6(l)

[ • ], 2020

BofA Securities Inc.

One Bryant Park

New York, New York 10036

Re:        Proposed Public Offering by YETI Holdings, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder, an officer or a director of YETI Holdings, Inc., a Delaware corporation (the “Company”), understands that BofA Securities, Inc. (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and each Selling Stockholder (as defined in the Underwriting Agreement), if any, providing for the public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter as provided below, provided that (1) in the case of a transfer or distribution pursuant to clauses (iv) through (x), the Underwriter receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, and (2) in the case of a transfer or distribution pursuant to clauses (ii) through (x), such transfers or distributions are not required to be reported with the Securities and Exchange Commission on Form 4 (a “Form 4”) in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the undersigned does not otherwise voluntarily file a Form 4:

(i)	pursuant to the Underwriting Agreement;

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(ii)	if such Common Stock is acquired in one or more open market transactions after the effective date of the Public Offering;

(iii)	if such Common Stock is purchased from the Underwriter in the Public Offering, unless the undersigned is an officer or director of the Company, whether or not issuer-directed;

(iv)	as a bona fide gift or gifts or by will or intestacy;

(v)	pursuant to domestic relations or court orders;

(vi)	to any trust or limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(vii)	to any immediate family member or dependent of the undersigned;

(viii)	as a distribution by a trust to its beneficiaries;

(ix)	as a distribution to partners, members, subsidiaries, affiliates or stockholders of the undersigned or to any investment fund or other entity that directly or indirectly controls or manages, is under common control with, or is controlled or managed by, the undersigned; or

(x)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (iv), (vi), (vii), (viii) and (ix) above;

(xi)	to the Company in connection with the “cashless” or “net” exercise of options, warrants or other rights to purchase Common Stock for the purpose of exercising such options, warrants or other rights, or to cover tax withholding obligations of the undersigned in connection with such exercise, the vesting of restricted shares of Common Stock or restricted stock units, or the settling of restricted shares of Common Stock or restricted stock units, provided that (i) any remaining Common Stock received upon such exercise or such vesting or settlement will be subject to the restrictions set forth in this lock-up agreement and (ii) (1) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) no Lock-Up Securities were sold by the undersigned, other than such transfers to the Company as described above and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period;

(xii)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a Change in Control (as defined below) of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to this lock-up agreement;

(xiii)	in connection with the conversion, exercise or exchange of options, warrants or other rights to acquire Common Stock, the vesting of restricted shares of Common Stock or restricted stock units, or the settling of restricted shares of Common Stock or restricted stock units pursuant to a plan described in the Registration Statement, General Disclosure Package and Prospectus (each as defined in the Underwriting Agreement), provided that (i) any Common Stock received upon such conversion, exercise, exchange, vesting or settlement will be subject to this lock-up agreement, (ii) (1) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) no Lock-Up Securities were sold by the undersigned other than such transfer as described above and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period; or

B-1

(xiv)	to the Company pursuant to agreements under which the Company has the option to repurchase or reacquire such Lock-Up Securities or a right of first refusal with respect to transfers of such securities, provided that (i)(1) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) no Lock-Up Securities were sold by the undersigned, other than such transfers to the Company as described above and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period.

Furthermore, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale of any Lock-Up Securities, provided that such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period, and provided further, that no filing under the Exchange Act be voluntarily made by or on behalf of the undersigned during the Lock-Up Period, and to the extent that a filing under the Exchange Act is required during the Lock-Up Period regarding the establishment of such trading plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under the plan during the Lock-Up Period. [Notwithstanding the foregoing, nothing in this lock-up agreement will limit or prohibit the undersigned from offering, selling, transferring or otherwise disposing of up to [____] shares of Lock-Up Securities during the Lock-Up Period pursuant to a previously established trading plan pursuant to Rule 10b5-1 under the Exchange Act.] [Note: To be added for certain management stockholders who have established 10b5-1 plans.]

For purposes of this lock-up agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity).

In the event that any Major Lock-Up Party Holder (as defined below) is granted an early release by the Underwriter from the restrictions described in a lock-up agreement entered into in connection with the Public Offering during the Lock-Up Period with respect to any Lock-Up Securities (as defined in such Major Lock-Up Party Holder’s lock-up agreement) in excess of 3% of the outstanding shares of the Company’s Common Stock, calculated as of the date of such release, then the same percentage of Lock-Up Securities (as defined in each other Major Lock-Up Party Holder’s lock-up agreement) held by each other Major Lock-Up Party Holder (the “Pro-Rata Release”) shall be immediately and fully released on the same terms from any remaining lock up restrictions set forth in the lock-up agreement entered into by such other Major Lock-Up Party Holder in connection with the Public Offering; provided that such Pro-Rata Release shall not apply in the event of any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Common Stock during the Lock-Up Period (an “Underwritten Sale”); and, provided further, that, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s shares of Common Stock or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Common Stock, the undersigned is offered the opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale. Notwithstanding any other provisions of this lock-up agreement, if the Underwriter in its sole judgment determine that a Major Lock-Up Party Holder should be granted an early release from a lock-up agreement due to circumstances of an emergency or hardship, then each other Major Lock-Up Party Holder shall not have any right to be granted an early release pursuant to the terms of this paragraph. For purposes of this lock-up agreement, a “Major Lock-Up Party Holder” shall mean any party to a lock-up agreement entered into in connection with the Public Offering, including the undersigned.

B-1

If (i) the Underwriting Agreement does not become effective by February 29, 2020, (ii) after becoming effective, the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Company notifies the Underwriter, in writing, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering, then as of such relevant date, this lock-up agreement shall terminate and the undersigned shall be released from all obligations under this lock-up agreement.

The undersigned understands that the Company and the Underwriter are relying upon the lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

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